Exhibit 99.1

Broadcom Inc. Announces Second Quarter Fiscal Year 2024 Financial Results and Quarterly Dividend

•Revenue of $12,487 million for the second quarter, up 43 percent from the prior year period
•GAAP net income of $2,121 million for the second quarter; Non-GAAP net income of $5,394 million for the second quarter
•Adjusted EBITDA of $7,429 million for the second quarter, or 59 percent of revenue
•GAAP diluted EPS of $4.42 for the second quarter; Non-GAAP diluted EPS of $10.96 for the second quarter
•Cash from operations of $4,580 million for the second quarter, less capital expenditures of $132 million, resulted in $4,448 million of free cash flow, or 36 percent of revenue
•Quarterly common stock dividend of $5.25 per share
•Fiscal 2024 annual revenue guidance of approximately $51.0 billion including contribution from VMware, an increase of 42 percent from the prior year period
•Fiscal 2024 annual Adjusted EBITDA guidance of approximately 61 percent of projected revenue (1)
•Ten-for-one forward stock split; trading on a split-adjusted basis is expected to commence on July 15, 2024

PALO ALTO, Calif. – June 12, 2024 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its second quarter of fiscal year 2024, ended May 5, 2024, provided guidance for its fiscal year 2024 and announced its quarterly dividend.

“Broadcom’s second quarter results were once again driven by AI demand and VMware. Revenue from our AI products was a record $3.1 billion during the quarter. Infrastructure software revenue accelerated as more enterprises adopted the VMware software stack to build their own private clouds,” said Hock Tan, President and CEO of Broadcom Inc. “We are raising our fiscal year 2024 guidance for consolidated revenue to $51 billion and adjusted EBITDA to 61% of revenue.”

“Consolidated revenue grew 43% year-over-year to $12.5 billion, including the contribution from VMware, and was up 12% year-over-year, excluding VMware. Adjusted EBITDA increased 31% year-over-year to $7.4 billion,” said Kirsten Spears, CFO of Broadcom Inc. “Free cash flow, excluding restructuring and integration in the quarter, was $5.3 billion, up 18% year-over-year. Today we are announcing a ten-for-one forward stock split of Broadcom’s common stock, to make ownership of Broadcom stock more accessible to investors and employees.”

The ten-for-one forward stock split will be effected through the filing of an amendment to Broadcom’s Amended and Restated Certificate of Incorporation that will proportionately increase the authorized shares of common stock. Our stockholders of record after the close of market on July 11, 2024 will receive an additional nine shares of common stock for each share held after the close of market on July 12, 2024. At market open on July 15, 2024, trading is expected to commence on a split-adjusted basis.
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(1) The Company is not readily able to provide a reconciliation of the projected non-GAAP financial information presented to the relevant projected GAAP measure without unreasonable effort.

Second Quarter Fiscal Year 2024 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	Q2 24	Q2 23	Change	Q2 24	Q2 23	Change
Net revenue	$12,487	$8,733	+43%	$12,487	$8,733	+43%
Net income	$2,121	$3,481	-$1,360	$5,394	$4,489	+$905
Earnings per common share - diluted	$4.42	$8.15	-$3.73	$10.96	$10.32	+$0.64

(Dollars in millions)	Q2 24	Q2 23	Change
Cash flow from operations	$4,580	$4,502	+$78
Adjusted EBITDA	$7,429	$5,686	+$1,743
Free cash flow	$4,448	$4,380	+$68

Net revenue by segment
(Dollars in millions)	Q2 24		Q2 23		Change
Semiconductor solutions	$7,202	58%	$6,808	78%	+6%
Infrastructure software	5,285	42	1,925	22	+175%
Total net revenue	$12,487	100%	$8,733	100%

The Company’s cash and cash equivalents at the end of the fiscal quarter were $9,809 million, compared to $11,864 million at the end of the prior quarter.

During the second fiscal quarter, the Company generated $4,580 million in cash from operations and spent $132 million on capital expenditures. The Company paid $1,548 million of withholding taxes related to net settled equity awards that vested in the quarter (representing approximately 1.2 million shares withheld).

On March 29, 2024, the Company paid a cash dividend of $5.25 per share, totaling $2,443 million.

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below and presented in detail in the financial reconciliation tables attached to this release.

Fiscal Year 2024 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for fiscal year 2024, ending November 3, 2024, including the contribution from VMware, is expected to be as follows:

•Fiscal year 2024 revenue guidance of approximately $51.0 billion; and
•Fiscal year 2024 Adjusted EBITDA guidance of approximately 61 percent of projected revenue.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividends

The Company’s Board of Directors has approved a quarterly cash dividend of $5.25 per share. The dividend is payable on June 28, 2024 to stockholders of record at the close of business (5:00 p.m. Eastern Time) on June 24, 2024.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the second quarter of fiscal year 2024 and to discuss the business outlook today at 2:00 p.m. Pacific Time.

To Listen via Internet: The conference call can be accessed live online in the Investors section of the Broadcom website at https://investors.broadcom.com/.

To Listen via Telephone: Preregistration is required by the conference call operator. Please preregister at https://register.vevent.com/register/BId8ff937a59494fdca3650de7ed2678a1. Upon registering, a link to the dial-in number and unique PIN will be emailed to the registrant.

Replay: An audio replay of the conference call can be accessed for one year through the Investors section of Broadcom’s website at https://investors.broadcom.com/.

Non-GAAP Financial Measures

The non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Broadcom believes non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons.

In addition to GAAP reporting, Broadcom provides investors with net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring and other charges, acquisition-related costs, including integration costs, non-GAAP tax reconciling adjustments, and other adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

About Broadcom

Broadcom Inc. (NASDAQ: AVGO) is a global technology leader that designs, develops, and supplies a broad range of semiconductor, enterprise software and security solutions. Broadcom’s category-leading product portfolio serves critical markets including cloud, data center, networking, broadband, wireless, storage, industrial, and enterprise software. Our solutions include service provider and enterprise networking and storage, mobile device and broadband connectivity, mainframe, cybersecurity, and private and hybrid cloud infrastructure. Broadcom is a Delaware corporation headquartered in Palo Alto, CA. For more information, go to www.broadcom.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance, our forward stock split, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of Broadcom’s management, current information available to Broadcom’s management, and current market trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, undue reliance should not be placed on such statements.

Particular uncertainties that could materially affect future results include risks associated with: global economic conditions and concerns; government regulations and administrative proceedings, trade restrictions and trade tensions; global political and economic conditions; our acquisition of VMware, Inc., including employee retention, unexpected costs, charges or expenses, and our ability to successfully integrate VMware’s business and realize the expected benefits; any acquisitions or dispositions we may make, including our acquisition of VMware, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; dependence on and risks associated with distributors and resellers of our products; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; dependence on senior management and our ability to attract and retain qualified personnel; our ability to protect against cyber security threats and a breach of security systems; cyclicality in the semiconductor industry or in our target markets; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to improve our manufacturing efficiency and quality; involvement in legal proceedings; demand for our data center virtualization products; ability of our software products to manage and secure IT infrastructures and environments; ability to manage customer and market acceptance of our products and services; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; availability of third-party software used in our products; use of open source software in our products; sales to government customers; our ability to manage products and services lifecycles; quarterly and annual fluctuations in operating results; our competitive performance; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims, or other undetected defects or bugs; our ability to sell to new types of customers and to keep pace with technological advances; our compliance with privacy and data security laws; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs, our ability to maintain tax concessions in certain jurisdictions and potential tax liabilities as a result of acquiring VMware; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the SEC, which are available without charge at the SEC’s website at https://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Ji Yoo
Broadcom Inc.
Investor Relations
650-427-6000
investor.relations@broadcom.com

(AVGO-Q)

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 5, 2024	February 4, 2024	April 30, 2023	May 5, 2024	April 30, 2023

Net revenue	$12,487	$11,961	$8,733	$24,448	$17,648
Cost of revenue:
Cost of revenue	3,142	3,114	2,177	6,256	4,551
Amortization of acquisition-related intangible assets	1,516	1,380	441	2,896	976
Restructuring charges	53	92	—	145	2
Total cost of revenue	4,711	4,586	2,618	9,297	5,529
Gross margin	7,776	7,375	6,115	15,151	12,119
Research and development	2,415	2,308	1,312	4,723	2,507
Selling, general and administrative	1,277	1,572	438	2,849	786
Amortization of acquisition-related intangible assets	827	792	348	1,619	696
Restructuring and other charges	292	620	9	912	19
Total operating expenses	4,811	5,292	2,107	10,103	4,008
Operating income	2,965	2,083	4,008	5,048	8,111
Interest expense	(1,047)	(926)	(405)	(1,973)	(811)
Other income, net	87	185	113	272	256
Income from continuing operations before income taxes	2,005	1,342	3,716	3,347	7,556
Provision for (benefit from) income taxes	(116)	68	235	(48)	301
Income from continuing operations	2,121	1,274	3,481	3,395	7,255
Income from discontinued operations, net of income taxes	—	51	—	51	—
Net income	$2,121	$1,325	$3,481	$3,446	$7,255

Basic income per share:
Income per share from continuing operations	$4.56	$2.82	$8.39	$7.41	$17.40
Income per share from discontinued operations	—	0.11	—	0.11	—
Net income per share	$4.56	$2.93	$8.39	$7.52	$17.40

Diluted income per share:
Income per share from continuing operations	$4.42	$2.73	$8.15	$7.18	$16.95
Income per share from discontinued operations	—	0.11	—	0.11	—
Net income per share	$4.42	$2.84	$8.15	$7.29	$16.95

Weighted-average shares used in per share calculations:
Basic	465	452	415	458	417
Diluted	480	467	427	473	428

Stock-based compensation expense included in continuing operations:
Cost of revenue	$170	$161	$50	$331	$87
Research and development	881	863	354	1,744	621
Selling, general and administrative	352	548	109	900	196
Total stock-based compensation expense	$1,403	$1,572	$513	$2,975	$904

BROADCOM INC.
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 5, 2024	February 4, 2024	April 30, 2023	May 5, 2024	April 30, 2023

Gross margin on GAAP basis	$7,776	$7,375	$6,115	$15,151	$12,119
Amortization of acquisition-related intangible assets	1,516	1,380	441	2,896	976
Stock-based compensation expense	170	161	50	331	87
Restructuring charges	53	92	—	145	2
Acquisition-related costs	3	6	—	9	—
Gross margin on non-GAAP basis	$9,518	$9,014	$6,606	$18,532	$13,184

Research and development on GAAP basis	$2,415	$2,308	$1,312	$4,723	$2,507
Stock-based compensation expense	881	863	354	1,744	621
Acquisition-related costs	—	1	—	1	(1)
Research and development on non-GAAP basis	$1,534	$1,444	$958	$2,978	$1,887

Selling, general and administrative expense on GAAP basis	$1,277	$1,572	$438	$2,849	$786
Stock-based compensation expense	352	548	109	900	196
Acquisition-related costs	87	285	93	372	135
Selling, general and administrative expense on non-GAAP basis	$838	$739	$236	$1,577	$455

Total operating expenses on GAAP basis	$4,811	$5,292	$2,107	$10,103	$4,008
Amortization of acquisition-related intangible assets	827	792	348	1,619	696
Stock-based compensation expense	1,233	1,411	463	2,644	817
Restructuring and other charges	292	620	9	912	19
Acquisition-related costs	87	286	93	373	134
Total operating expenses on non-GAAP basis	$2,372	$2,183	$1,194	$4,555	$2,342

Operating income on GAAP basis	$2,965	$2,083	$4,008	$5,048	$8,111
Amortization of acquisition-related intangible assets	2,343	2,172	789	4,515	1,672
Stock-based compensation expense	1,403	1,572	513	2,975	904
Restructuring and other charges	345	712	9	1,057	21
Acquisition-related costs	90	292	93	382	134
Operating income on non-GAAP basis	$7,146	$6,831	$5,412	$13,977	$10,842

Interest expense on GAAP basis	$(1,047)	$(926)	$(405)	$(1,973)	$(811)
Loss on debt extinguishment	22	—	—	22	—
Interest expense on non-GAAP basis	$(1,025)	$(926)	$(405)	$(1,951)	$(811)

Other income, net on GAAP basis	$87	$185	$113	$272	$256
(Gains) losses on investments	9	(33)	11	(24)	(33)
Other income, net on non-GAAP basis	$96	$152	$124	$248	$223

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 5, 2024	February 4, 2024	April 30, 2023	May 5, 2024	April 30, 2023

Provision for (benefit from) income taxes on GAAP basis	$(116)	$68	$235	$(48)	$301
Non-GAAP tax reconciling adjustments	939	735	407	1,674	981
Provision for income taxes on non-GAAP basis	$823	$803	$642	$1,626	$1,282

Net income on GAAP basis	$2,121	$1,325	$3,481	$3,446	$7,255
Amortization of acquisition-related intangible assets	2,343	2,172	789	4,515	1,672
Stock-based compensation expense	1,403	1,572	513	2,975	904
Restructuring and other charges	345	712	9	1,057	21
Acquisition-related costs	90	292	93	382	134
Loss on debt extinguishment	22	—	—	22	—
(Gains) losses on investments	9	(33)	11	(24)	(33)
Non-GAAP tax reconciling adjustments	(939)	(735)	(407)	(1,674)	(981)
Income from discontinued operations, net of income taxes	—	(51)	—	(51)	—
Net income on non-GAAP basis	$5,394	$5,254	$4,489	$10,648	$8,972

Net income on GAAP basis	$2,121	$1,325	$3,481	$3,446	$7,255
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	2,343	2,172	789	4,515	1,672
Stock-based compensation expense	1,403	1,572	513	2,975	904
Restructuring and other charges	345	712	9	1,057	21
Acquisition-related costs	90	292	93	382	134
Loss on debt extinguishment	22	—	—	22	—
(Gains) losses on investments	9	(33)	11	(24)	(33)
Non-GAAP tax reconciling adjustments	(939)	(735)	(407)	(1,674)	(981)
Income from discontinued operations, net of income taxes	—	(51)	—	(51)	—
Other Adjustments:
Interest expense	1,025	926	405	1,951	811
Provision for income taxes on non-GAAP basis	823	803	642	1,626	1,282
Depreciation	149	139	129	288	256
Amortization of purchased intangibles and right-of-use assets	38	34	21	72	43
Adjusted EBITDA	$7,429	$7,156	$5,686	$14,585	$11,364

Weighted-average shares used in per share calculations - diluted on GAAP basis	480	467	427	473	428
Non-GAAP adjustment (1)	12	11	8	12	7
Weighted-average shares used in per share calculations - diluted on non-GAAP basis	492	478	435	485	435

Net cash provided by operating activities	$4,580	$4,815	$4,502	$9,395	$8,538
Purchases of property, plant and equipment	(132)	(122)	(122)	(254)	(225)
Free cash flow	$4,448	$4,693	$4,380	$9,141	$8,313

Fiscal Quarter Ending
August 4,
Expected average diluted share count (2):	2024

Weighted-average shares used in per share calculation - diluted on GAAP basis	4,810
Non-GAAP adjustment (1)	110
Weighted-average shares used in per share calculation - diluted on non-GAAP basis	4,920

(1) Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.
(2) Includes the impact of a ten-for-one forward stock split of our common stock. Stockholders of record after the close of market on July 11, 2024 will receive an additional nine shares of common stock for each share held after the close of market on July 12, 2024. At market open on July 15, 2024, trading is expected to commence on a split-adjusted basis.

BROADCOM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLIONS)

	May 5, 2024	October 29, 2023

ASSETS
Current assets:
Cash and cash equivalents	$9,809	$14,189
Trade accounts receivable, net	5,500	3,154
Inventory	1,842	1,898
Other current assets	8,151	1,606
Total current assets	25,302	20,847
Long-term assets:
Property, plant and equipment, net	2,668	2,154
Goodwill	97,873	43,653
Intangible assets, net	45,407	3,867
Other long-term assets	3,961	2,340
Total assets	$175,211	$72,861

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,441	$1,210
Employee compensation and benefits	1,385	935
Current portion of long-term debt	2,426	1,608
Other current liabilities	14,919	3,652
Total current liabilities	20,171	7,405
Long-term liabilities:
Long-term debt	71,590	37,621
Other long-term liabilities	13,489	3,847
Total liabilities	105,250	48,873

Stockholders’ equity:
Preferred stock	—	—
Common Stock	—	—
Additional paid-in capital	69,754	21,099
Retained earnings	—	2,682
Accumulated other comprehensive income	207	207
Total stockholders' equity	69,961	23,988
Total liabilities and equity	$175,211	$72,861

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 5, 2024	February 4, 2024	April 30, 2023	May 5, 2024	April 30, 2023

Cash flows from operating activities:
Net income	$2,121	$1,325	$3,481	$3,446	$7,255
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible and right-of-use assets	2,381	2,206	810	4,587	1,715
Depreciation	149	139	129	288	256
Stock-based compensation	1,457	1,582	513	3,039	904
Deferred taxes and other non-cash taxes	(511)	(294)	(316)	(805)	(889)
Non-cash interest expense	119	102	33	221	65
Other	92	38	21	130	(18)
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(513)	1,756	185	1,243	(91)
Inventory	82	(14)	13	68	39
Accounts payable	(93)	(74)	(114)	(167)	(194)
Employee compensation and benefits	251	(660)	91	(409)	(566)
Other current assets and current liabilities	(386)	(2,182)	(165)	(2,568)	405
Other long-term assets and long-term liabilities	(569)	891	(179)	322	(343)
Net cash provided by operating activities	4,580	4,815	4,502	9,395	8,538
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(560)	(25,416)	—	(25,976)	—
Purchases of property, plant and equipment	(132)	(122)	(122)	(254)	(225)
Purchases of investments	(59)	(13)	(197)	(72)	(197)
Sales of investments	42	89	—	131	—
Other	3	(15)	1	(12)	1
Net cash used in investing activities	(706)	(25,477)	(318)	(26,183)	(421)
Cash flows from financing activities:
Proceeds from long-term borrowings	—	30,010	—	30,010	—
Payments on debt obligations	(2,000)	(934)	—	(2,934)	(260)
Payments of dividends	(2,443)	(2,435)	(1,914)	(4,878)	(3,840)
Repurchases of common stock - repurchase program	—	(7,176)	(2,806)	(7,176)	(3,994)
Shares repurchased for tax withholdings on vesting of equity awards	(1,548)	(1,114)	(614)	(2,662)	(947)
Issuance of common stock	64	—	63	64	63
Other	(2)	(14)	(7)	(16)	(2)
Net cash provided by (used in) financing activities	(5,929)	18,337	(5,278)	12,408	(8,980)

Net change in cash and cash equivalents	(2,055)	(2,325)	(1,094)	(4,380)	(863)
Cash and cash equivalents at beginning of period	11,864	14,189	12,647	14,189	12,416
Cash and cash equivalents at end of period	$9,809	$11,864	$11,553	$9,809	$11,553

Supplemental disclosure of cash flow information:
Cash paid for interest	$946	$750	$397	$1,696	$758
Cash paid for income taxes	$834	$904	$891	$1,738	$1,164